                                                                    EXHIBIT 99.1

(FIRST STATE BANCORPORATION LOGO)


                                  NEWS RELEASE

H. PATRICK DEE                                         CHRISTOPHER C. SPENCER
CHIEF OPERATING OFFICER                                CHIEF FINANCIAL OFFICER
(505) 241-7102                                         (505) 241-7154

                FIRST STATE POSTS STRONG LOAN AND DEPOSIT GROWTH;
                         BOARD INCREASES DIVIDEND BY 9%

         Albuquerque, NM--April 19, 2004--First State Bancorporation ("First State") (NASDAQ:FSNM) today announced first quarter 2004 earnings of $3.6 million, or $0.46 per diluted share, compared to $3.5 million or $0.46 per diluted share for the first quarter of 2003. The first quarter 2004 earnings included a $435,000 loss on the sale of loans acquired in the First Community acquisition in 2002 and a $236,000 gain on the sale of investment securities related to repositioning the investment portfolio. Excluding the impact of these items first quarter earnings were $3.7 million or $0.48 per diluted share.

         At March 31, 2004, total assets increased $251 million, loans increased $187 million, investment securities increased $61 million, and deposits increased $143 million over March 31, 2003. First State's total assets increased 18% from $1.384 billion at March 31, 2003, to $1.635 billion at March 31, 2004. Loans increased 18% from $1.042 billion at March 31, 2003, to $1.230 billion at March 31, 2004. Total deposits grew 13% from $1.099 billion at March 31, 2003, to $1.241 billion at March 31, 2004. Non-interest bearing deposits grew to $260 million at March 31, 2004, from $199 million at March 31, 2003, while interest bearing deposits grew to $982 million from $900 million for the same period.

         "We continue to experience excellent growth in our loans and core deposits as our business development efforts in our new markets are just beginning to come on stream," commented Michael R. Stanford, President and Chief Executive Officer. "The relocation of three more of our Colorado branches in the first half of 2004 should provide continued balance sheet growth and our asset sensitive balance sheet should have us well positioned if interest rates move upward in the years ahead," continued Stanford.

         Net interest income before provision for loan losses was $16.6 million for the first quarter of 2004 compared to $14.1 million for the same quarter of 2003. The increase is due to the increase in loan and investment volume made possible by the increase in deposits and an increase in FHLB borrowings. First State's net interest margin was 4.47% and 4.55% for the first quarters of 2004 and 2003, respectively. The compression in the net interest margin has been affected by the interest rate cuts made by the Federal Reserve Bank during 2003 and First State's asset sensitive position.

         First State's provision for loan losses was $1.4 million for the first quarter of 2004 compared to $1.0 million for the same quarter of 2003. First State's allowance for loan losses was 1.14% and 1.16% of total loans at March 31, 2004 and 2003, respectively. The ratio of allowance for loan losses to non-performing loans was 175% at March 31, 2004 compared to 123% at March 31, 2003. Non-performing assets equaled 0.62% of total assets at March 31, 2004 compared to 0.74% at March 31, 2003.

         "We were very pleased with the outstanding progress we made in reducing our non-performing assets by $3.9 million in the first quarter of this year," stated H. Patrick Dee, Executive Vice President and Chief Operating Officer. "Loan delinquencies remain at historically low levels, providing an encouraging outlook for the near term prospects of our overall asset quality trends," continued Dee. Net charge-offs for the quarter were higher than in the first quarter of 2003, but we expect the charge-off levels in the remainder of 2004 to be more moderate than in the first quarter," stated Dee.

FSNM - FIRST QUARTER RESULTS
APRIL 19, 2004
PAGE TWO

         Non-interest income for the first quarter of 2004 was $3.5 million compared to $3.6 million for the first quarter of 2003, a decrease of 2%. The gains on sales of mortgage loans decreased $353,000 from the first quarter of 2003 reflecting a lower level of loan origination and refinancing activity, which has steadily decreased since the second quarter of 2003. Other banking service fees decreased $105,000 over the first quarter of 2003. These decreases in non-interest income were offset by the gain on sale of securities of $236,000 during the first quarter of 2004 as First State repositioned a portion of the investment securities portfolio. Service charges increased $130,000 over the first quarter of 2003.

         Non-interest expenses were $13.1 million for the first quarter of 2004 compared to $11.1 million for the first quarter of 2003, an increase of 18%. Salaries and employee benefits increased $466,000, occupancy increased $497,000, equipment increased $175,000, and marketing and contributions increased $190,000 over the first quarter of 2003. In addition, on March 30, 2004, First State completed the sale of 194 mortgage loans with a carrying value of approximately $38.5 million obtained in the acquisition of First Community in 2002. The sale to unrelated third parties resulted in a loss on sale of loans of $435,000 during the first quarter of 2004.

         In conjunction with its first quarter earnings release, First State will host a conference call to discuss these results, which will be simulcast over the Internet on Monday, April 19, 2004 at 5:00 p.m. Eastern Time. To listen to the call and view the slide presentation, visit www.fsbnm.com, Investor Relations. The conference call will be available for replay beginning April 19, 2004 through April 30, 2004 at www.fsbnm.com, Investor Relations.

         On Friday, April 16, 2004, First State's Board of Directors declared an increase in its quarterly dividend to $0.12 per share. The dividend will be payable June 9, 2004 to shareholders of record on May 12, 2004.

         First State Bancorporation is a New Mexico based commercial bank holding company (NASDAQ:FSNM). First State provides services to customers from a total of 30 branches located in New Mexico, Colorado, and Utah. On Friday, April 16, 2004, First State's stock closed at $30.64 per share.


                         SELECTED FINANCIAL INFORMATION
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          First Quarter Ended
INCOME STATEMENT HIGHLIGHTS:                                   March 31,
                                                       --------------------------
                                                          2004           2003
                                                       -----------    -----------
Interest income                                        $    22,346    $    20,007
Interest expense                                             5,701          5,868
                                                       -----------    -----------
Net interest income before provision for loan losses        16,645         14,139
Provision for loan losses                                   (1,440)        (1,047)
                                                       -----------    -----------
Net interest income after provision for loan losses         15,205         13,092
Non-interest income                                          3,486          3,565
Non-interest expense                                        13,072         11,112
                                                       -----------    -----------
Income before income taxes                                   5,619          5,545
Income tax expense                                           2,045          2,079
                                                       -----------    -----------
Net income                                             $     3,574    $     3,466
                                                       ===========    ===========
Basic earnings per share                               $      0.47    $      0.47
Diluted earnings per share                             $      0.46    $      0.46
Weighted average basic shares outstanding                7,634,847      7,380,262
Weighted average diluted shares outstanding              7,701,933      7,539,776

FSNM - FIRST QUARTER RESULTS
APRIL 19, 2004
PAGE THREE

BALANCE SHEET HIGHLIGHTS:         March 31, 2004   December 31, 2003   March 31, 2003
                                  --------------   -----------------   --------------
Total assets                        $1,634,906         $1,646,739       $1,383,707
Loans receivable, net                1,229,586          1,217,364        1,042,459
Investment securities                  244,334            235,120          183,271
Deposits                             1,241,400          1,195,875        1,098,825
Borrowings                             197,046            249,322          112,222
Shareholders' equity                $  136,298         $  132,441       $  121,475
Book value per share                $    17.86         $    17.42       $    16.40
Tangible book value per share       $    12.10         $    11.63       $    10.46

                                                         First Quarter Ended
FINANCIAL RATIOS:                                             March 31,
                                                       -----------------------
                                                         2004            2003
                                                       -------         -------
Return on average assets                                 0.88%           1.01%
Return on average equity                                10.62%          11.64%
Efficiency ratio                                        64.93%          62.77%
Operating expenses to average assets                     3.21%           3.45%
Net interest margin                                      4.47%           4.55%
Average equity to average assets                         8.26%           8.68%
Leverage ratio (end of period)                           7.79%           8.15%
Total risk based capital ratio (end of period)          10.62%          11.62%

                                                         First Quarter Ended
NON-INTEREST INCOME:                                          March 31,
                                                       -----------------------
                                                         2004            2003
                                                       -------         -------
Service charges on deposit accounts                    $ 1,074         $   944
Other banking service fees                                 183             288
Credit and debit card transaction fees                     969             974
Gain on sale or call of investment securities              236              25
Gain on sale of mortgage loans                             566             919
Check imprint income                                       136             135
Other                                                      322             280
                                                       -------         -------
                                                       $ 3,486         $ 3,565
                                                       =======         =======

                                                         First Quarter Ended
NON-INTEREST EXPENSE:                                         March 31,
                                                       -----------------------
                                                         2004            2003
                                                       -------         -------
Salaries and employee benefits                         $ 5,613         $ 5,147
Occupancy                                                1,815           1,318
Data processing                                            677             545
Credit and debit card interchange                          406             422
Equipment                                                1,032             857
Legal, accounting, and consulting                          330             284
Marketing                                                  552             362
Telephone                                                  287             306
Supplies                                                   194             208
Delivery                                                   250             247
Other real estate owned                                    110             100
Check imprint expense                                      130             124
Loss on sale of loans                                      435              --
Other                                                    1,241           1,192
                                                       -------         -------
                                                       $13,072         $11,112
                                                       =======         =======

FSNM - FIRST QUARTER RESULTS
APRIL 19, 2004
PAGE FOUR

                                                      First Quarter Ended
AVERAGE BALANCES:                                          March 31,
                                                  --------------------------
                                                     2004            2003
                                                  ----------      ----------
Assets                                            $1,638,525      $1,391,928
Earning assets                                     1,498,496       1,260,912
Loans                                              1,251,313       1,024,451
Investment securities                                239,550         197,495
Deposits                                           1,206,901       1,094,951
Equity                                            $  135,391      $  120,795

LOANS:                                 March 31, 2004      December 31, 2003      March 31, 2003
                                    -------------------   -------------------   -------------------
Commercial                          $  160,287    12.9%   $  160,261    13.0%   $  112,077    10.6%
Real estate - commercial               608,947    48.9%      577,835    46.9%      465,496    44.1%
Real estate - one- to four-family      306,081    24.6%      338,272    27.5%      338,777    32.2%
Real estate - construction             133,195    10.7%      116,725     9.5%       94,825     9.0%
Consumer and other                      30,646     2.5%       30,736     2.5%       34,095     3.2%
Mortgage loans available for sale        4,553     0.4%        7,656     0.6%        9,393     0.9%
                                    ----------   -----    ----------   -----    ----------   -----
Total                               $1,243,709   100.0%   $1,231,485   100.0%   $1,054,663   100.0%
                                    ==========   =====    ==========   =====    ==========   =====

DEPOSITS:                              March 31, 2004      December 31, 2003      March 31, 2003
                                    -------------------   -------------------   -------------------
Non-interest bearing                $  259,528    20.9%   $  269,569    22.5%   $  198,981    18.1%
Interest bearing demand                225,968    18.2%      199,792    16.7%      189,927    17.3%
Money market savings accounts          166,183    13.4%      157,887    13.2%      141,346    12.9%
Regular savings                         67,344     5.4%       62,981     5.3%       56,123     5.1%
Certificates of deposit less
than $100,000                          236,120    19.0%      238,390    19.9%      287,217    26.1%
Certificates of deposit greater
than $100,000                          286,257    23.1%      267,256    22.4%      225,231    20.5%
                                    ----------   -----    ----------   -----    ----------   -----
Total                               $1,241,400   100.0%   $1,195,875   100.0%   $1,098,825   100.0%
                                    ==========   =====    ==========   =====    ==========   =====

ALLOWANCE FOR LOAN LOSSES:                           March 31,    December 31,     March 31,
                                                       2004           2003           2003
                                                    ----------    ------------    ----------
Balance beginning of period                         $   14,121     $   11,838     $   11,838
Provision for loan losses                                1,440          5,543          1,047
Net charge offs                                         (1,438)        (3,260)          (681)
                                                    ----------     ----------     ----------
Balance end of period                               $   14,123     $   14,121     $   12,204
                                                    ==========     ==========     ==========
Allowance for loan losses to total loans                  1.14%          1.15%          1.16%
Allowance for loan losses to non-performing loans          175%           113%           123%

NON-PERFORMING ASSETS:                               March 31,    December 31,    March 31,
                                                       2004           2003           2003
                                                    ----------    ------------    ----------
Accruing loans - 90 days past due                   $       --    $        13     $       --
Non-accrual loans                                        8,070         12,515          9,912
                                                    ----------    -----------     ----------
Total non-performing loans                               8,070         12,528          9,912
Other real estate owned                                  2,075          1,557            390
                                                    ----------    -----------     ----------
Total non-performing assets                         $   10,145    $    14,085     $   10,302
                                                    ==========    ===========     ==========
Total non-performing assets to total assets               0.62%          0.86%          0.74%

FSNM - FIRST QUARTER RESULTS
APRIL 19, 2004
PAGE FIVE

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of forward-looking words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include fluctuations in interest rates, inflation, government regulations, loss of key personnel, faster or slower than anticipated growth, economic conditions, competition's responses to the Company's marketing strategy, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State's filings with the Securities and Exchange Commission. First State is under no obligation to update any forward-looking statements.

         First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fsbnm.com.